Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CHAAS CORPORATION”, CHANGING ITS NAME FROM “CHAAS CORPORATION” TO “ADVANCED ACCESSORY HOLDINGS CORPORATION”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JANUARY, A.D. 2004, AT 1: 41 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3749052 8100	AUTHENTICATION: 2870576

040028009	DATE: 01-14-04

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:27 PM 01/14/2004
FILED 01:41 PM 01/14/2004
SRV 040028009 – 3749052 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CHAAS CORPORATION

The undersigned, being the authorized person of CHAAS Corporation does hereby certify and set forth:

FIRST:            The name of the corporation is CHAAS Corporation (the “Corporation”).

SECOND:       The Delaware Secretary of State filed the Certificate of Incorporation on January 6, 2004 under the name CHAAS Corporation.

THIRD:          The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to Advanced Accessory Holdings Corporation.

FOURTH:      To accomplish the foregoing change, the first paragraph of the Certificate of Incorporation is deleted in its entirety, and the following is substituted in lieu thereof:

“1.         The name of the Corporation (hereinafter called the “Corporation”) is Advanced Accessory Holdings Corporation”

FIFTH:           The above amendment to the Certificate of Incorporation was authorized by the written consent of the Directors of the Corporation, followed by the written consent of the sole shareholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has made and subscribed this certificate of January 13, 2004, and so hereby affirms under the penalty of perjury, that the statements contained herein have been examined by her and are true and correct.

/s/ Barry Steele
Barry Steele
Director

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CHAAS CORPORATION”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 2004, AT 5:33 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3749052 8100	AUTHENTICATION: 2853118

040008219	DATE: 01-06-04

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:38 PM 01/06/2004
FILED 05:33 PM 01/06/04
SRV 040008219 – 3749052 FILE

CERTIFICATE OF INCORPORATION

OF

CHAAS CORPORATION

1.  The name of the corporation is CHAAS Corporation (the “Corporation”).

2.  The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, in the state of Delaware, 19901.  The name of its registered agent at such address is National Corporate Research, Ltd.

3.  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

4.  The Corporation is authorized to issue one thousand (1,000) shares of Common Stock, $0.01 par value.

5.  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

6.  The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

7.  The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation of otherwise.

8.  The election of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

9.  Farzad Damania is the sole incorporator and his mailing address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022.

Date: January 6, 2004.

/s/ Farzad Damania
Farzad Damania
Sole Incorporator